Exhibit 9.1


                                VOTING AGREEMENT

This VOTING AGREEMENT (the "Agreement"), dated as of August 5, 2005, is entered by and between Jerome Mahoney ("Mahoney") and Mark Meller ("Meller"), (collectively referred to as the "Parties")

      WHEREAS, each Mahoney and Meller, from time to time, may own Class A Common Stock shares and Class B Common Stock shares (the "Shares") of Deep Field Technologies, Inc., a New Jersey corporation, (the "Company") and

      WHEREAS, the Company may have a shareholders' meeting in the future that will require Mahoney and Meller to vote in favor of all of proposals submitted to the shareholders for approval, and

      NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                VOTING OF SHARES

      1.    Voting Agreement

      Each of the Parties hereby agrees to vote, or to cause to be voted, all of his respective Shares at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or in any other circumstances upon which any vote or consent or other approval of the shareholders of the Company is sought, which each of the Parties has the right to so vote:

(a) in favor of any proposal that is submitted to the shareholders for approval by a unanimous vote or consent of the Board of Directors;

      2.    Irrevocable Proxy.

      Meller hereby irrevocably appoints Mahoney from the date hereof through August 4, 2015 as set forth on the Irrevocable Proxy attached as Exhibit A hereto.

      Upon the execution of this Agreement, all prior proxies and powers of attorney given by Meller with respect to all of Meller's Shares issued or issuable in respect thereof on or after the date of this Agreement are hereby revoked, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by Meller. Any obligation of Meller shall be binding on the successors and heirs of Meller.


      Jerome Mahoney                             Mark Meller


      By: /s/ Jerome Mahoney                     By: /s/ Mark Meller
         --------------------                       --------------------

                                                                     Exhibit A

                              IRREVOCABLE PROXY

      The undersigned shareholder of Deep Field Technologies, Inc., a New Jersey corporation (the "Company"), pursuant to the Voting Agreement dated August 5, 2005 (the "Agreement"), hereby irrevocably (to the extent provided for in the New Jersey Business Corporation Act) appoints Jerome Mahoney ("Mahoney"), or any other designee of Mahoney, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of: (i) the Company Class B Common Stock, $.01 par value per share, or (ii) the Company Class A Common Stock, no par value per share, that are beneficially owned or may be beneficially owned anytime in the future by the undersigned (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

      The term of this Irrevocable Proxy shall commence on August 5, 2005 and terminate on August 4, 2015.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New Jersey Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      This Irrevocable Proxy shall terminate only upon the written consent of Jerome Mahoney or as set forth in the Agreement.



Dated:  _______________, _____           Name:____________________________


                                         By:_______________________________
                                              (Signature of Shareholder)